Exhibit 99.1

Media/Investor contact:
Susan Mesco
Cytogen Corporation
(609) 750-8213

Cytogen to Raise $10.1 Million through Private Placement of Common Stock and Warrants

PRINCETON, NEW JERSEY – June 29, 2007 – Cytogen Corporation (NASDAQ: CYTO), announced today that it has entered into purchase agreements with certain institutional investors for the sale of 5,814,600 shares of its common stock and 2,907,301 warrants to purchase shares of its common stock at a price of $1.74 per share, through a private placement.  The warrants have a term of five years and an exercise price of $2.23 per share.  The transaction is expected to provide gross proceeds of approximately $10.1 million to Cytogen before deducting costs associated with the offering.  The Company expects to use the proceeds to support the marketing of CAPHOSOL®, which Cytogen launched in March 2007, advance its clinical development programs, pursue additional in-licensing opportunities, and other general corporate purposes.  The parties expect to close the transaction as soon as possible.

The shares of common stock, the warrants and the shares of common stock underlying the warrants offered by Cytogen in this transaction have not been registered under the Securities Act of 1933, as amended, and will not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Company has agreed to file a resale registration statement on Form S-3 within 30 days after the closing of the transaction for purposes of registering the shares of common stock and shares of common stock underlying the warrants, acquired by these investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT CYTOGEN CORPORATION

Cytogen is a specialty pharmaceutical company dedicated to advancing the treatment and care of patients by building, developing, and commercializing a portfolio of oncology products. The Company’s specialized sales force currently markets three therapeutic products and one diagnostic product to the U.S. oncology market. CAPHOSOL® is an advanced electrolyte solution for the treatment of oral mucositis and dry mouth that is approved in the U.S. as a prescription medical device. QUADRAMET® (samarium Sm-153 lexidronam injection) is approved for the treatment of pain in patients whose cancer has spread to the bone. PROSTASCINT® (capromab pendetide) is a PSMA-targeting monoclonal antibody-based agent to image the extent and spread of prostate cancer and SOLTAMOX™ (tamoxifen citrate) is the first liquid hormonal therapy approved in the U.S. for the treatment of breast cancer in adjuvant and metastatic settings. The Company is also developing CYT-500, a third-generation radiolabeled antibody to treat prostate cancer. Cytogen’s product-focused strategy centers on attaining sustainable growth through clinical, commercial, and strategic initiatives.

A copy of the full prescribing information for CAPHOSOL, QUADRAMET, PROSTASCINT and SOLTAMOX, including Boxed Warnings, warnings, precautions, adverse events and other safety information may be obtained in the U.S. from Cytogen Corporation by calling toll-free 800-833-3533 or by visiting the web site at http://www.cytogen.com. The Company’s website is not part of this press release.

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our use of proceeds from this offering, our strategy, future operations, financial position, future revenues, projected costs, prospects, and plans and objectives of management, are forward-looking statements.  Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen’s results to differ materially from those indicated by such forward-looking statements.  In particular, Cytogen’s business is subject to a number of significant risks, which include, but are not limited to: the risk that the closing conditions will not be met; the risk of successfully marketing CAPHOSOL; the risk of raising additional capital; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen’s products such as third-party payor reimbursement issues; the risk associated with Cytogen’s dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen’s periodic filings with the Securities and Exchange Commission (the “SEC”).  As a result, this press release should be read in conjunction with Cytogen’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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